UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2011

LAM RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-12933	94-2634797
(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway

Fremont, California 94538

(Address of principal executive offices including zip code)

(510) 572-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 7, 2011, the Board of Directors of Lam Research Corporation (the “Company”), pursuant to applicable provisions of the Company’s bylaws, appointed Michael R. Cannon as a director of the Company, effective February 8, 2011. Mr. Cannon was also named to the Compensation Committee of the Board of Directors, effective February 8, 2011.

Mr. Cannon is the General Partner of MRC & LBC Partners, LLC. He retired from Dell Inc. in 2009 after serving as Dell’s President of Global Operations from 2007 to 2009. Prior to joining Dell, he was President and Chief Executive Officer, and served on the board of directors, of Solectron Corporation, which he joined in 2003. From July 1996 until joining Solectron, Mr. Cannon served as President and Chief Executive Officer of Maxtor Corporation, where he also served on the board. Prior to Maxtor, his management experience included vice president roles at IBM’s Storage Systems Division, Control Data Corporation, and The Boeing Company. Mr. Cannon serves on the boards of Adobe Systems, Seagate Technology, and the Elster Group SE. He studied mechanical engineering at Michigan State University and completed the Advanced Management Program at Harvard Business School.

There are no arrangements or understandings between Mr. Cannon and any other persons pursuant to which Mr. Cannon was named a director of the Company. Mr. Cannon does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Cannon has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Mr. Cannon will receive compensation for his service as a director consistent with the Company’s current policies for compensation of outside directors, comprised of:

•	an annual cash retainer of $50,000;

•

an initial grant of restricted stock units with a value, as of the date of Mr. Cannon’s appointment, of $250,000, vesting 25% on each of the first four anniversaries of the grant date (subject to a service requirement); and

•	beginning in 2012, an annual grant of restricted stock units with a value, as of the grant date, of $160,000, vesting in full on November 1 of the year of grant (subject to a service requirement).

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Mr. Cannon, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Mr. Cannon’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Current Report on Form 8-K dated November 13, 2008 as Exhibit 10.148.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2011

LAM RESEARCH CORPORATION

By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary